CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees

Evergreen Equity Trust

Evergreen Fixed Income Trust

Evergreen Municipal Trust

Evergreen Select Equity Trust

Evergreen Select Fixed Income Trust

We consent to the use of our reports dated November 14, 2006, September 22, 2006, November 14, 2006, September 22, 2006, June 23, 2006, June 23, 2006, May 26, 2006 and July 24, 2006 for Evergreen Large Cap Equity Fund, a series of Evergreen Equity Trust, Evergreen Equity Index Fund, a series of Evergreen Select Equity Trust, Evergreen Small-Mid Growth Fund, a series of Evergreen Equity Trust, Evergreen Disciplined Value Fund, a series of Evergreen Equity Trust, Evergreen Core Bond Fund, a series of Evergreen Select Fixed Income Trust, Evergreen U.S. Government Fund, a series of Evergreen Fixed Income Trust, Evergreen California Municipal Bond Fund, a series of Evergreen Municipal Trust, and Evergreen Municipal Bond Fund, a series of Evergreen Municipal Trust, respectively, incorporated herein by reference and to the reference to our firm under the caption “FINANCIAL STATEMENTS AND EXPERTS” in the Prospectus/Proxy Statement.

/s/ KPMG LLP

Boston, Massachusetts

December 27, 2006